UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

B2Digital, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	84-0916299
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

4522 West Village Drive, Suite 215, Tampa, FL 33624

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 024-10888

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.00001 par value

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The information regarding the Common Stock, $0.00001 par value, of B2Digital, Incorporated, a Delaware corporation (the “Company”), as set forth under the caption “Description of Securities” in the Company’s Post-Qualification Amendment No. 2 on Form 1-A (File No. 024-10888), as amended and filed with the Securities and Exchange Commission on October 1, 2019, is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this registration statement on Form 8-A have been included in the Company’s Post-Qualification Amendment No. 1 on Form 1-A, previously filed with the Securities and Exchange Commission, and are hereby incorporated by reference as indicated below.

Exhibit No.	Description
2.1	Amended Articles of Incorporation (filed as Exhibit 2.1 to the Post-Qualification Amendment No. 1 on Form 1-A filed on October 1, 2019 and incorporated herein by reference).
2.2	Bylaws (filed as Exhibit 2.2 to the Post-Qualification Amendment No. 1 on Form 1-A filed on October 1, 2019 and incorporated herein by reference).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

B2Digital, Incorporated

October 9, 2019	By: /s/ Greg P. Bell
Greg P. Bell, CEO (Principal Executive Officer)

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